Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Amendment No. 1 to the Registration Statement Form S-4 of our report dated March 2, 2018 with respect to the consolidated financial statements of Athens Bancshares Corporation as of December 31, 2017 and for each of the years in the two-year period ended December 31, 2017 and to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Mauldin & Jenkins, LLC

Chattanooga, Tennessee

July 24, 2018